UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2018

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 14, 2018, the Board of Directors of Quidel Corporation (the “Company”) increased the size of the Company’s Board of Directors (the “Board”) from eight to nine members pursuant to the Company’s Bylaws and appointed Edward L. Michael, 61, to the Board to fill the vacancy. Mr. Michael has not been appointed to serve on a Board committee at this time.

Mr. Michael is the Managing Partner of LionBird Ventures, a venture capital firm he co-founded in 2012, which focuses on investing in digital health and business services companies.  For nearly 27 years, Mr. Michael held a variety of roles at Abbott Laboratories, including most recently as Executive Vice President, Diagnostic Products and previously in legal, commercial and operational roles in various Abbott divisions. Mr. Michael currently serves on the Board of NeuMoDx, Inc., a privately-held molecular diagnostics company, and the following LionBird portfolio companies: Protenus, Inc. and PhysIQ, Inc. Mr. Michael received his B.A. from Indiana University and a J.D. from Indiana University School of Law.

As a non-employee director, Mr. Michael will be compensated on the same basis as all other non-employee directors of the Company. Accordingly, Mr. Michael will receive a pro rata portion of a $40,150 annual retainer for his service on the Board and upon his appointment will receive a pro rata portion of the annual grants made to non-employee directors in 2018 under the Company’s 2018 Equity Incentive Plan.

There is no arrangement or understanding between Mr. Michael and any other person pursuant to which he was selected as a director. Mr. Michael does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Michael has entered into the Company’s standard form of director indemnification agreement.

Item 7.01    Regulation FD Disclosure.
On December 12, 2018, the Board authorized a new stock repurchase program, pursuant to which up to $50 million of the Company’s shares of common stock may be purchased through December 12, 2020.
The timing and pace of the Company’s repurchase activity under the stock repurchase program, if any, will depend on a number of factors, including the amount of cash generated by the Company’s operations, the Company’s liquidity and capital requirements, the Company’s potential alternative uses of capital and the Company’s stock price. Under the stock repurchase program, shares of the Company’s common stock may be repurchased from time to time in both privately negotiated and open market transactions, including pursuant to Rule 10b5-1 plans. The timing and amount of the Company's common stock purchased under the stock repurchase program, if any, will be subject to management’s evaluation of market conditions, applicable legal requirements and other factors. The stock repurchase program authorizes the Company to repurchase shares of its common stock, but does not require the Company to repurchase its common stock. The Company may initiate, suspend or discontinue purchases under the stock repurchase program at any time. Furthermore, the program may be modified, suspended or terminated at any time without prior notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2018

QUIDEL CORPORATION

By:	/s/ Robert J. Bujarski
Name:	Robert J. Bujarski
Its:	SVP, Business Development & General Counsel